Exhibit 99.1
Arista Networks, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results
Places in Cloud Networking Across Verticals Yields Record Results
SANTA CLARA, Calif.-- February 14, 2019 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large datacenter and campus environments, today announced financial results for its fourth quarter and year ended December 31, 2018 with record revenue and earnings.
Fourth Quarter Financial Highlights

•	Revenue of $595.7 million, an increase of 5.8% compared to the third quarter of 2018, and an increase of 27.3% from the fourth quarter of 2017.

•	GAAP gross margin of 62.9%, compared to GAAP gross margin of 64.2% in the third quarter of 2018 and 65.7% in the fourth quarter of 2017.

•	Non-GAAP gross margin of 64.1%, compared to non-GAAP gross margin of 64.6% in the third quarter of 2018 and 65.9% in the fourth quarter of 2017.

•	GAAP net income of $170.3 million, or $2.10 per diluted share, compared to GAAP net income of $103.8 million, or $1.29 per diluted share, in the fourth quarter of 2017.

•	Non-GAAP net income of $182.2 million, or $2.25 per diluted share, compared to non-GAAP net income of $137.3 million, or $1.71 per diluted share, in the fourth quarter of 2017.
Full Year Financial Highlights

•	Revenue of $2.15 billion, an increase of 30.7% compared to fiscal year 2017.

•	GAAP gross margin of 63.8%, compared to GAAP gross margin of 64.5% in fiscal year 2017.

•	Non-GAAP gross margin of 64.4%, compared to non-GAAP gross margin of 64.8% in fiscal year 2017.

•	GAAP net income of $328.1 million, or $4.06 per diluted share, compared to GAAP net income of $423.2 million, or $5.35 per diluted share, in fiscal year 2017.

•	Non-GAAP net income of $643.3 million or $7.96 per diluted share, compared to non-GAAP net income of $442.8 million, or $5.61 per diluted share, in fiscal year 2017.
“We are pleased with our solid 2018 financial performance and continued momentum across cloud titan and enterprise verticals. Arista is earning a strategic role with customers deploying transformative cloud networking.” stated Jayshree Ullal, Arista President and CEO.
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “The business continued to execute well across all key financial metrics in 2018, with strong profitable revenue growth and healthy cash generation.”
Fourth Quarter Company Highlights

•
Arista Introduces 400 Gigabit Platforms. New 400G fixed systems offer the choice of two optical module form factors - OSFP and QSFP-DD and deliver the performance that hyperscale cloud networks and datacenters need for the growth of applications such as AI (artificial intelligence), machine learning, and serverless computing.

•	Arista Expands CloudVision to the Campus. Arista Networks announced the next phase in its campus architecture, changing the way enterprises rebuild campus networks in the future. Arista’s Cognitive

Campus unifies wired and wireless campus networking, applying modern software-driven cloud principles. Arista Cognitive WiFi™ eliminates legacy WiFi controller bottlenecks to reduce operational costs with higher reliability through a cloud-based, cognitive model.

•
Arista to Demonstrate Any Cloud Networking for Kubernetes at KubeCon NA 2018. Arista Networks unveiled a technology preview of Arista’s Any Cloud platform for Red Hat OpenShift Container Platform, and Tigera Secure Enterprise Edition, providing a consistent and more secure enterprise-class solution for Kubernetes-managed container workloads spanning host-based and physical network infrastructure.

2018 Company Highlights

•	Arista Introduces Cognitive Cloud Networking for the Campus encompassing a new network architecture designed to address transitional changes as the enterprise moves to an IoT ready campus.

•
Arista Acquires Mojo Networks for Cloud Networking Expansion. Arista entered the wireless LAN market with a portfolio of WiFi edge products through acquisition of cognitive WiFi pioneer, Mojo Networks.

•	Arista Acquires Metamako, a leader in low-latency, FPGA-enabled network solutions. This acquisition will play a key role in the delivery of next generation platforms for low-latency applications.

•	Arista Announces New Multi-function Platform for Cloud Networking Based on the Barefoot Tofino™ series of P4-programmable Ethernet switch chips.

•	The Forrester Wave(TM) recognized Arista Networks as a leader in the current offering and strategy categories.

•	Arista Networks maintained its Leadership position in the Gartner July 2018 Magic Quadrant for Data Center Networking for the fourth consecutive year.*
Financial Outlook
For the first quarter of 2019, we expect:

•	Revenue between $588 and $598 million;

•	Non-GAAP gross margin between 63% to 65%, and

•	Non-GAAP operating margin of approximately 35%.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).
Prepared Materials and Conference Call Information
Arista executives will discuss fourth quarter and full year 2018 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 287-7905 in the United States or (647) 689-4469 from outside the US. The Conference ID is 3657578.
The financial results conference call will also be available via live webcast on our investor relations website at http://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the first quarter of fiscal 2019, and statements regarding the benefits from the introduction of new products. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: Arista Networks’ limited operating history; Arista Networks’ rapid growth; Arista Networks’ customer concentration; the evolution and growth of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; changes in our customer’s demand for our products and services; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; customer order patterns or customer mix; the timing of orders and manufacturing and customer lead times; increased competition in our products and service markets; dependence on the introduction and market acceptance of new product offerings and standards; the benefits and impact of acquisitions; rapid technological and market change; Arista Networks’ dispute with OptumSoft; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com/ and on the SEC’s website at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expense, legal fees and bond costs and recoveries associated with the OptumSoft and Cisco litigations, acquisition-related costs, including external professional fees and severance costs, amortization of acquisition-related intangible assets, loss/gain on investments in privately held companies, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, other discrete indirect effects of such awards, acquisition-related tax expense, and discrete tax items associated with the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. The Company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Stock-based compensation expense is impacted by the Company’s future hiring and retention needs and the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

About Arista Networks
Arista Networks pioneered software-driven, cognitive cloud networking for large-scale datacenter and campus environments. Arista’s award-winning platforms redefine and deliver availability, agility, automation, analytics, and security. Arista has shipped more than twenty million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards across private, public and hybrid cloud solutions, Arista products are supported worldwide directly and through partners.
ARISTA, EOS, CloudVision, Cognitive WiFi and AlgoMatch are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
*Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Additional information and resources can be found at: http://www.arista.com/

Investor Contacts
Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com	Chuck Elliott Business and Investor Development (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Product	$503,235	$407,195	$1,841,100	$1,432,810
Service	92,491	60,672	310,269	213,376
Total revenue	595,726	467,867	2,151,369	1,646,186
Cost of revenue:
Product	204,507	147,919	720,584	538,035
Service	16,227	12,783	57,408	46,382
Total cost of revenue	220,734	160,702	777,992	584,417
Total gross profit	374,992	307,165	1,373,377	1,061,769
Operating expenses:
Research and development	118,439	107,180	442,468	349,594
Sales and marketing	50,911	38,808	187,142	155,105
General and administrative	12,000	21,789	65,420	86,798
Legal settlement	—	—	405,000	—
Total operating expenses	181,350	167,777	1,100,030	591,497
Income from operations	193,642	139,388	273,347	470,272
Other income (expense), net:
Interest expense	(661)	(741)	(2,701)	(2,780)
Other income (expense), net	5,509	2,988	18,155	7,268
Total other income (expense), net	4,848	2,247	15,454	4,488
Income before income taxes	198,490	141,635	288,801	474,760
Provision for (benefit from) income taxes	28,168	37,802	(39,314)	51,559
Net income	$170,322	$103,833	$328,115	$423,201
Net income attributable to common stockholders:
Basic	$170,211	$103,752	$327,926	$422,400
Diluted	$170,218	$103,759	$327,941	$422,468
Net income per share attributable to common stockholders:
Basic	$2.26	$1.42	$4.39	$5.85
Diluted	$2.10	$1.29	$4.06	$5.35
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	75,473	73,310	74,750	72,258
Diluted	80,928	80,243	80,844	78,977

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP gross profit	$374,992	$307,165	$1,373,377	$1,061,769
GAAP gross margin	62.9%	65.7%	63.8%	64.5%
Stock-based compensation expense	1,381	1,129	5,087	4,353
Intangible asset amortization	2,626	—	3,824	—
Acquisition-related costs (1)	3,138	—	3,138	—
Non-GAAP gross profit	$382,137	$308,294	$1,385,426	$1,066,122
Non-GAAP gross margin	64.1%	65.9%	64.4%	64.8%
GAAP income from operations	$193,642	$139,388	$273,347	$470,272
Stock-based compensation expense	24,619	20,436	91,202	75,427
Litigation expense (benefit) (2)	(3,988)	9,072	6,566	40,352
Legal settlement (3)	—	—	405,000	—
Intangible asset amortization	3,500	—	5,110	—
Acquisition-related costs	4,313	—	7,745	—
Non-GAAP income from operations	$222,086	$168,896	$788,970	$586,051
Non-GAAP operating margin	37.3%	36.1%	36.7%	35.6%
GAAP net income	$170,322	$103,833	$328,115	$423,201
Stock-based compensation expense	24,619	20,436	91,202	75,427
Litigation expense (benefit) (2)	(3,988)	9,072	6,566	40,352
Legal settlement (3)	—	—	405,000	—
Intangible asset amortization	3,500	—	5,110	—
Acquisition-related costs	4,313	—	7,745	—
Loss on investments in privately-held companies, net	4,700	—	13,800	—
Acquisition-related tax expense	—	—	5,853	—
Impact of the U.S. Tax Cuts and Jobs Act (4)	(12,632)	51,812	(12,632)	51,812
Tax benefit on share-based awards	(8,227)	(38,287)	(92,675)	(111,542)
Income tax effect on non-GAAP exclusions	(429)	(9,536)	(114,769)	(36,421)
Non-GAAP net income	$182,178	$137,330	$643,315	$442,829
GAAP diluted net income per share attributable to common stockholders	$2.10	$1.29	$4.06	$5.35
Non-GAAP adjustments to net income	0.15	0.42	3.90	0.26
Non-GAAP diluted net income per share	$2.25	$1.71	$7.96	$5.61
Weighted-average shares used in computing diluted net income per share attributable to common stockholders	80,928	80,243	80,844	78,977
Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,381	$1,129	$5,087	$4,353
Research and development	13,505	11,207	48,205	42,184
Sales and marketing	6,224	5,302	24,995	17,953
General and administrative	3,509	2,798	12,915	10,937
Total	$24,619	$20,436	$91,202	$75,427
________________________________
(1) Represents a charge related to our business acquisitions in 2018 resulting from the required revaluation of inventory to its estimated fair value.
(2) Includes legal fees and bond costs and recoveries associated with the OptumSoft and Cisco litigations.
(3) Represents one-time charges associated with the settlement of our lawsuit with Cisco on August 6, 2018.
(4) Represents provisional tax estimates recorded in 2017 resulting from the enactment of the Tax Act, and subsequent changes to these amounts in 2018 as we completed our accounting for these tax effects in the fourth quarter of 2018.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$649,950	$859,192
Marketable securities	1,306,197	676,363
Accounts receivable	331,777	247,346
Inventories	264,557	306,198
Prepaid expenses and other current assets	162,321	177,330
Total current assets	2,714,802	2,266,429
Property and equipment, net	75,355	74,279
Acquisition-related intangible assets, net	58,610	—
Goodwill	53,684	—
Investments	30,336	36,136
Deferred tax assets	126,492	65,125
Other assets	22,704	18,891
TOTAL ASSETS	$3,081,983	$2,460,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$93,757	$52,200
Accrued liabilities	123,254	133,827
Deferred revenue	358,586	327,706
Other current liabilities	30,907	16,172
Total current liabilities	606,504	529,905
Income taxes payable	36,167	34,067
Lease financing obligations, non-current	35,431	37,673
Deferred revenue, non-current	228,641	187,556
Other long-term liabilities	31,851	9,745
TOTAL LIABILITIES	938,594	798,946
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	956,572	804,731
Retained earnings	1,190,803	859,114
Accumulated other comprehensive loss	(3,994)	(1,938)
TOTAL STOCKHOLDERS’ EQUITY	2,143,389	1,661,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,081,983	$2,460,860

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2018	2017 As Adjusted (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$328,115	$423,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	27,671	20,640
Stock-based compensation	91,202	75,427
Deferred income taxes	(57,896)	8,426
Loss on investments in privately-held companies, net	13,800	—
Amortization (accretion) of investment premiums (discounts)	(3,360)	1,452
Changes in operating assets and liabilities:
Accounts receivable, net	(77,916)	5,773
Inventories	51,054	(69,708)
Prepaid expenses and other current assets	21,411	(11,645)
Other assets	(3,389)	907
Accounts payable	39,337	(30,104)
Accrued liabilities	(14,786)	43,535
Deferred revenue	70,533	142,327
Income taxes payable	(112)	19,921
Other liabilities	17,455	1,475
Net cash provided by operating activities	503,119	631,627
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	547,797	206,332
Purchases of marketable securities	(1,174,259)	(585,373)
Business acquisitions, net of cash acquired	(96,821)	—
Purchases of property and equipment	(23,830)	(15,279)
Proceeds from repayment of notes receivable	2,000	3,000
Investments in privately-held companies	(8,000)	—
Other investing activities	(2,000)	—
Net cash used in investing activities (1)	(755,113)	(391,320)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(1,929)	(1,617)
Proceeds from issuance of common stock under equity plans	53,658	57,111
Tax withholding paid on behalf of employees for net share settlement	(8,878)	(4,025)
Net cash provided by financing activities	42,851	51,469
Effect of exchange rate changes	(1,390)	753
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH (1)	(210,533)	292,529
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period (1)	864,697	572,168
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period (1)	$654,164	$864,697
____________________________________
(1) The adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), in the first quarter of 2018 requires the Company to include restricted cash together with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts presented on the statements of cash flows. As a result, for 2017, the beginning-of-period and end-of-period amounts increased by $4.2 million and $5.5 million, respectively, and net cash used in investing activities decreased by $1.3 million.